Exhibit 24

                                POWER OF ATTORNEY

        Know all by these presents that Ji-Yeun Lee, signing singly, does hereby make, constitute and appoint each of James Cuminale and Helen Meates, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of PJT Partners Inc. (i) pursuant to Section 16(a) of the Securities
Exchange Act of 1934, as amended, including without limitation, statements on
Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of PJT Partners
Inc., unless earlier revoked in writing. The undersigned acknowledges that each of James Cuminale and Helen Meates is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

                                        Name: Ji-Yeun Lee
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                                        /s/ Ji-Yeun Lee
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                                        Signature

Date:    9/12/15
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